UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 28, 2009
PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, MS 39225-4647
(Address of Principal Executive Offices, including zip code)
(601) 948-4091
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure
On April 22, 2009, Parkway Properties, Inc. (the “Company”) announced an underwritten public offering of 6.25 million shares of its common stock (the “Offering”). UBS Investment Bank was the sole underwriter for the offering. The underwriter was granted a 30-day option to purchase up to an additional 937,500 shares to cover over-allotments, if any. The Offering closed on April 28, 2009, and the Company intends to use the net proceeds from the Offering to reduce outstanding borrowings under the Company’s line of credit and for general corporate purposes.
Based solely upon the announced size of the Offering of 6.25 million shares of common stock, and certain current assumptions and estimates of the Company relating to the Offering, the Company expects that its updated earnings outlook for diluted earnings per share (“EPS”) will be $0.25 higher and diluted funds from operations (“FFO”) per share will be $0.70 lower than guidance previously stated in its press release, dated February 9, 2009, filed as Exhibit 99.1 to the Company’s Form 8-K as furnished to the Securities and Exchange Commission on February 9, 2009.
The Company considers FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) to be an appropriate measure of performance for an equity real estate investment trust (“REIT”) due to its widespread acceptance and use within the REIT and analyst communities. FFO is presented to assist investors in analyzing the performance of the Company. It is believed to be helpful as it excludes various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property and depreciation and amortization. However, the Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”) and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
The following is a reconciliation of the calculation of the Company’s forecasted EPS to forecasted FFO per diluted share:

Revised Outlook Range for 2009	Range
Fully diluted EPS	$(0.50-$0.15)
Plus: Real estate depreciation/amortization	$4.19-$4.19
Plus: Depreciation on unconsolidated joint ventures	$0.04-$0.04
Less: Noncontrolling interest depreciation/amortization	$(0.93-$0.93)

FFO per diluted share	$2.80-$3.15

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Parkway Properties, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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Certain matters in this item, including statements relating to our future operating results, may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risk, uncertainties and other factors that may cause the actual results, performances or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding the Company’s future financial results. Factors that could cause its forward-looking statements to differ from its future results include, but are not limited to, those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K filed with the SEC on March 10, 2009 (“Form 10-K”) and other periodic reports filed with the SEC and the prospectus supplement dated April 22, 2009, including risks and uncertainties related to dilution resulting from the Offering, changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company’s properties for rental purposes; the amount and growth of the Company’s expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the risks associated with the ownership and development of real property; the failure to acquire or sell properties as and when anticipated; and other risks and uncertainties detailed from time to time on the Company’s SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s results could differ materially from those expressed in the forward-looking statements. Copies of the Form 10-K and the other periodic reports the Company files with the SEC are available on the Company’s website at www.pky.com. Any forward-looking statements in this Form 8-K speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 28, 2009

PARKWAY PROPERTIES, INC.
By:	/s/ Mandy M. Pope
Mandy M. Pope
Senior Vice President, Controller and Chief Accounting Officer

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